Exhibit (99) to Form 8-K


NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined financial information should be read in conjunction with historical financial statements contained in the
Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the unaudited pro forma financial information of the Company and
Snapple Beverage Corp. ("Snapple") contained in the Form 8-K/A filed on
February 17, 1995 to amend Form 8-K filed on December 19, 1994. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the Pet Food Business been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

Basis of Presentation

The unaudited pro forma combined balance sheet presents the consolidated financial position assuming the disposition of the Pet Food Business had been consummated on December 31, 1994. The unaudited pro forma combined income statements for the year ended June 30, 1994 and for the six months ended December 31, 1994 present the consolidated results of operations assuming that the disposition had been consummated as of July 1, 1993.
The income statements include pro forma information for the Snapple acquisition, which was completed on December 6, 1994. The pro forma information for Snapple was included in the Form 8-K/A filed on February 17, 1995, and is being amended by this Form 8-K as described below.

Two-for-one Stock Split-up

Per share information and average number of common shares outstanding have been restated to reflect the November 1994 two-for-one stock split-up.

Pro Forma Adjustments

The pro forma adjustments included in the Pet Food Business column on the
following  balance  sheet reflect the assets  and  liabilities  sold, including
inventory, fixed assets, advertising and merchandising reserves and
vacation  accruals.   The additional amounts in this  column  reflect
other
items that are affected by the sale of the Pet Food Business, specifically writing-off intangibles, and adjusting pension and postretirement accruals for preliminary actuarial adjustments. Deferred taxes have been reclassified to current liabilities. The pro forma adjustments included in the Pet Food Business column on the income statements reflect the direct activity of the business, including net sales and direct cost of sales, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the Company's effective tax rates for those periods.

The separate pro forma column on the balance sheet reflects the after-
tax
proceeds from the sale, $725 million less estimated income taxes of $200 million, as a reduction in short-term debt. This column also reflects
  the  estimated  gain  on the sale of the Pet  Food  Business.   The
separate
 pro forma column on the income statements reflects the reduction in interest expense, as a result of the after-tax proceeds on the sale reducing short-term debt. Interest expense has been calculated using the short-term rates on the borrowings obtained for the Snapple
acquisition.   If the interest rate were one-eighth  of  one  percent
different,
 interest expense would change by approximately $650,000 and $325,000 for the year ended June 30, 1994 and the six months ended
December 31, 1994, respectively. The pro forma tax entry for the six months ended December 31, 1994 includes an adjustment to reflect the estimated effective tax rate assuming the disposition had occurred on July 1, 1993.

The pro forma interest expense adjustment for the Snapple pro forma combined income statement is hereby amended. The short-term interest rate used now reflects the actual rate on the borrowings obtained for the
acquisition.   If the interest rate were one-eighth of one percent
different, interest expense would change by $2.1 million and $0.9 million, for the year ended June 30, 1994 and the six months ended
December 31, 1994, respectively.

                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF DECEMBER 31, 1994



                                       The     Pet Food     Pro     ProForma
                                      Quaker   Business    Forma    Combined
                                       Oats              Adjustme
                                     Company                nts
Dollars in Millions
Assets

Current Assets:
Cash and cash equivalents            $103.0                          $103.0
Trade  accounts receivable -
 net  of allowances                   546.0                           546.0
Inventories:
  Finished goods                      332.7    (19.9)                 312.8
  Grains and raw materials           111.4     (3.1)                  108.3
  Packaging materials and supplies    37.3     (2.0)                   35.3
  Total inventories                  481.4    (25.0)                  456.4
Other current assets                 226.5    (12.3)                  214.2
  Total Current Assets             1,356.9    (37.3)                1,319.6

Other Receivables and Investments    121.8                            121.8

Property, plant and equipment      2,282.6   (180.8)                2,101.8

  Less accumulated depreciation      949.5    (72.0)                  877.5
     Property - Net                1,333.1   (108.8)                1,224.3

Intangible   Assets   -
    Net of Amortization              561.9   (95.3)                   466.6
Unallocated purchase costs         1,687.4                          1,687.4
Total Assets                      $5,061.1 $(241.4)                $4,819.7

See accompanying notes to unaudited pro forma combined financial information.
                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF DECEMBER 31, 1994


                                 The Quaker  Pet Food  ProForma  ProForma
                                    Oats     Business  Adjustmen Combined
                                   Company                ts
Dollars in Millions
Liabilities   and  Shareholder's
Equity

Current Liabilities:
Short-term debt                   $1,886.6  $           $(525.0)  $1,361.6
Current portion of
    long-term debt                    45.1                            45.1
Trade accounts payable               334.4                           334.4
Other current liabilities            707.7    (16.6)                 691.1
  Total Current Liabilities        2,973.8    (16.6)  (525.0)      2,432.2

Long-term Debt                     1,025.9                         1,025.9
Other Liabilities                    516.1    (15.5)                 500.6
Deferred Income Taxes                 75.6    (13.2)                  62.4

Preferred Stock                      100.0                           100.0
Deferred Compensation                (78.1)                          (78.1)
Treasury Preferred Stock              (4.9)                           (4.9)

Common Shareholders' Equity:
Common stock                         840.0                           840.0
Reinvested Earnings                  867.6              328.9      1,196.5
Cumulative translation adj.          (90.0)                          (90.0)
Deferred compensation               (133.1)                         (133.1)
Treasury common stock             (1,031.8)   ____      _____     (1,031.8)
    Total  Common
      Shareholder's Equity           452.7              328.9        781.6

Total Liabilities and             $5,061.1  $(45.3)   $(196.1)    $4,819.7
Shareholders' Equity


See accompanying notes to unaudited pro forma combined financial information.
                    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                               FOR THE YEAR ENDED JUNE 30, 1994



                             The                Pro     Pro                Pro
                            Quaker   Snapple   Forma   Forma              Forma    Pro
                             Oats   Beverage   Adjus  Combine  Pet Food   Adjus   Forma
                           Company    Corp.     t-    d with   Business    t-    Combine
                                               ments  Snapple             ments     d
Dollars in Millions (Except Per Share Data)
Net sales                  $5,955.0  $697.6          $6,652.6 $(570.5)        $6,082.1
Cost of goods sold          2,926.2   402.9  _____    3,329.1  (293.0)    ____ 3,036.1
Gross profit                3,028.8   294.7           3,323.5  (277.5)         3,046.0
Selling, general and        2,425.6   168.5  40.0     2,634.1  (199.5)         2,434.6
  administrative expenses
Restructuring charges and     108.6                     108.6  (15.1)             93.5
  divestiture gains
Interest expense - net         89.7     2.6  107.0      199.3            (33.1)  166.2
Foreign exchange loss - net    26.2   _____  _____       26.2  _____      ____    26.2
Income before income taxes    378.7   123.6 (147.0)     355.3  (62.9)     33.1   325.5
Provision for income taxes    147.2    42.8  (42.8)     147.2  (24.1)     13.2   136.3
 Net income                   231.5    80.8  (104.2)    208.1   (38.8)    19.9   189.2
Preferred dividends  -  net  of       _____    _____            _____      ____
tax                             4.0                       4.0                     4.0
Net income available
          for common         $227.5  $80.8  $(104.2)  $204.1  $(38.8)    $19.9   $185.2

Per Common Share:
Net Income                 $ 1.68                      $1.51                      $ 1.37

Average number of common
     shares outstanding
      in thousands)          135,236                  135,236                    135,236

See accompanying notes to unaudited pro forma combined financial information.

                    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE SIX MONTHS ENDED DECEMBER 31, 1994


                                                      Pro
                             The              Pro    Forma             Pro
                           Quaker   Snapple  Forma  Combine           Forma    Pro
                            Oats    Beverag  Adjus  d with    Pet     Adjus   Forma
                           Company  e Corp.   t-    Snapple   Food     t-    Combine
                                             ments          Busines   ments     d
                                                                    s
Dollars in Millions (Except Per Share Data)
Net sales                  $3,144.3  $271.6         $3,415.9  $(276.5)        $3,139.4
Cost of goods sold          1,616.4   164.9          1,781.3   (139.4)   ____  1,641.9
Gross profit                1,527.9   106.7          1,634.6   (137.1)         1,497.5
Selling, general and        1,322.5   102.6   17.5   1,442.6   (100.7)         1,341.9
administrative expenses
Interest expense - net         39.5     2.6   46.4      88.5             (16.5)    72.0
Foreign exchange loss - net     0.9   _____              0.9     _____     ____  0.9
Income before income taxes and
   cumulative effect of
accounting change             165.0      1.5 (63.9)     102.6    (36.4)   16.5     82.7
Provision for
             income taxes      69.2      0.7 (24.4)      45.5    (15.2)     6.0   36.3
Income before cumulative
effect of accting change       95.8      0.8  (39.5)     57.1    (21.2)    10.5    46.4
Preferred dividends -
 net of tax                     2.0               ____   2.0                         2.0
Net   income   available   for
common before
      cumulative   effect   of  $93.8   $0.8  $(39.5)  $55.1    $(21.2)   $10.5     $44.4
accounting change

Per Common Share:
Income    before    cumulative
effect of
   accounting change          $ 0.70                   $ 0.41                      $0.33

Average number of common
    shares   outstanding   (in
thousands)                      133,567                  133,567                  133,567

See accompanying notes to unaudited pro forma combined financial information.